Exhibit 10.79

Change Order Form # 9

Change order under Agreement dated:  The Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  3M

Name:  Tom Fenn

Company:  3M

Date:  22 July 2011

Description of change:  Change Order to conduct initial manufacturing experiments for new strength, [*]mcg/array.

Radius is requesting 3M manufacture a new lower strength [*] mcg/array.  3M has not coated this strength before and proposes the following series of experiments:

Exp #1 - First screening of formulations and well depths on ATS in existing wells - total of 6.5 days

Exp #2 - Second screening of formulations and well depths on ATS in existing wells - total of 6.5 days

Exp #3 - Verification of well depth and wt% BA058 - total of 6.25 days

Efforts include drafting and approval of protocols, preparation of RTC and arrays, GMP experimentation, HPLC analysis and visual examination of coated arrays.

We estimate this work will be conducted over a 4 week period and require approximately 300 hours.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr

* Confidential Treatment Requested by the Registrant.  Redacted Potion Filed Separately with the Commission.

Date (dd/mm/yy): August 10, 2011	Date (dd/mm/yy): 12 August 2011